Exhibit 23.2

Consent of Wipfli LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ARI Network Services, Inc. 2010 Equity Incentive Plan and the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan of our report dated October 29, 2010 with respect to the financial statements of ARI Network Services, Inc. included in its Annual Report on Form 10-K for the year ended July 31, 2010, filed with the Securities and Exchange Commission.

/s/ Wipfli LLP

Milwaukee, Wisconsin

December 30, 2010